--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                         AOL ADVERTISING INSERTION ORDER
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CONTRACT #:
AOL SALESPERSON:  BRANDON BERGMARK
SALES COORDINATOR:  ALEX THIESEN                / /  CREDIT APPROVAL RECEIVED
EFFECTIVE DATE:  AUGUST 24, 1999


--------------------------------------------------------------------------------
                                  Advertiser ("Advertiser")   Advertising Agency
--------------------------------------------------------------------------------
         Contact Person                   Ben Nourse
          Company Name                  GreatFood.com
         Address-Line 1           2731 Eastlake Avenue East
         Address-Line 2           Seattle, Washington 98102
            Phone #                      206-322-7539
              Fax#                      (206) 322-7639
             Email                    Ben@greatfood.com
            SIC Code
    Advertiser IAB Category

--------------------------------------------------------------------------------
                                        Billing Information
--------------------------------------------------------------------------------
 Send Invoices to (choose one)           /X/ Advertiser            / / Agency
  Advertiser or Agency Billing             Ben Nourse
         Contact Person
          Company Name                   GreatFood.com
     Billing Address-Line 1        2731 Eastlake Avenue East
     Billing Address-Line 2        Seattle, Washington 98102
        Billing Phone #                   206-322-7539
          Billing Fax#                   (206) 322-7639
     Billing Email Address             Ben@greatfood.com
     P.O. #, if applicable
--------------------------------------------------------------------------------

BILLING & PAYMENT SCHEDULE (SELECT ONE):

/ / If total payment due is less than or equal to $5,000 and the Bank is new to America Online, Inc. ("AOL"), payment is due upon signing* and must be received by AOL prior to ad flight.

/ / If total payment due is greater than $5,000, an Bank new to AOL must have a favorable D&B credit rating (as determined by AOL). If the new Bank does not receive a favorable credit rating or no D&B credit rating is available, payment is due* in advance of display start date.

/ / Given a favorable credit rating for a new Bank or a positive payment history for a current Bank, invoices will be due monthly commencing on the display start date, due net 30. A current Bank with invoices past due to AOL must pay outstanding debts prior to new display start date.

/X/ As set forth on Exhibit A attached hereto.

* PAYMENT INFORMATION IF PAYMENT IS DUE TO AOL UPON SIGNING OR PRIOR TO DISPLAY START DATE (SELECT ONE):

/X/ Payment due is greater than or equal to $100,000, please wire funds to: Acct
Title: America Online, Inc., ABA: 021000021, Acct#: 323070752, The Chase Manhattan Bank, 1 Chase Manhattan Bank, New York, NY 10081.

/X/ Payment due is less than $1000,000, please mail checks to: America Online, Inc., Attn: Accounts Receivable, General Post Office, P.O. Box 5696, New York NY 10087-5696.

ALL AMOUNTS NOT PAID WHEN DUE AND PAYABLE WILL BEAR INTEREST FROM THE DUE DATE AT THE PRIME RATE IN EFFECT AT SUCH TIME. IN THE EVENT OF NONPAYMENT, AOL RESERVES THE RIGHT TO IMMEDIATELY TERMINATE THIS INSERTION ORDER AGREEMENT WITH WRITTEN NOTICE TO ADVERTISER

INVENTORY TYPE (CHOOSE ONE): / / AOL SERVICE ONLY
                             / / AOL AFFILIATE ONLY (E.G. AOL.com)
                             / / AOL SERVICE & AOL AFFILIATE


--------------------------------------------------------------------------------
                                   AOL SERVICE
--------------------------------------------------------------------------------
                                    INVENTORY
--------------------------------------------------------------------------------

      AOL SERVICE          DISPLAY       DISPLAY                  # OF AD SLOTS                        TOTAL
INVENTORY/DEMOGRAPHIC*      START         STOP          AD          PURCHASED       TOTAL GROSS     IMPRESSIONS
       PURCHASED             DATE         DATE         TYPE                           PRICE
----------------------    ----------    ---------     -------     -------------     -----------     -----------

See Exhibit C attached hereto


                 TOTAL

*Attached completed AOL Demographic Profile Worksheet                              TOTALS

--------------------------------------------------------------------------------
                                       ART
--------------------------------------------------------------------------------
All necessary artwork and active URL's must be provided by advertiser 3 business days prior to start date.

                    ARTWORK REQUIRED FROM ADVERTISER/AGENCY:

/ / 234x60 IAB Standard/     / / 145x30 Standard/   / / 120 x60 Shopping/10k Max
    10k Max                      10k Max
/ / 175x45 Chat/Mail in-box/ / / 197 x 40 PF Area   / / Special ___
    10k Max                      10k Max

                      * STATIC BANNERS ONLY, NO ANIMATION *

Linking URL: The HTTP/URL address to be connected to the Advertisement shall be:
HTTP: www.greatfood.com (or any successor or other site promoted by AOL or linked to from the AOL Network pursuant to this Agreement, the "Affiliated Advertiser Site"). Advertiser shall be responsible for any hosting or communication costs associated with the Affiliated Advertiser Site.

                  PLEASE SEND ARTWORK AND URL TO (CHOOSE ONE):

           / / AOLARTWEST@aol.com               / / AOLARTEAST@aol.com

 AOL reserves the right toimmediately cancel anyadvertising flight in the event of a material change to the nature or content of the site linked to the
                                 Advertisement.


                          AOL AFFILIATE (E.G. AOL.com)
--------------------------------------------------------------------------------
                                    INVENTORY
--------------------------------------------------------------------------------
     AOL AFFILIATE          DISPLAY     DISPLAY                # OF AD SLOTS     TOTAL     TOTAL
INVENTORY/DEMOGRAPHIC*       START       STOP        AD          PURCHASED       GROSS     IMPRESSIONS
       PURCHASED             DATE        DATE       TYPE                         PRICE
----------------------    ----------    -------    -------     -------------     ------    -----------
SEE EXHIBIT C

AOL.com:

               SUBTOTAL

DIGITAL CITY:

               SUBTOTAL

COMPUSERVE SERVICE:


               SUBTOTAL

*See attached package description for any AOL.com package purchases      TOTALS:
--------------------------------------------------------------------------------
                                       ART
--------------------------------------------------------------------------------
All necessary artwork and active URL's must be provided by Advertiser 3 business days prior to start date.



                    ARTWORK REQUIRED FROM ADVERTISER/AGENCY:

/ /468x60 NF Reviews, Search Terms, My News & Hometown/10k Max/animation OK
/ / 100x70 AOL.com Home Page/3k     / / 120x60 NF Home Page/2k Max/No animation
    Max/No animation
/ / 120x60 Shopping /4k             / / 234x60 NF Kids Only & Hometown/5k
    Max/No animation                    Max/animation OK
/ / 120 x 60 Instant Messenger/7.5 Max/ animation OK

LINKING URL: THE HTTP/URL ADDRESS TO BE CONNECTED TO THE ADVERTISEMENT SHALL BE THE SAME ADDRESS AS THAT OF THE ADVERTISER SITE.

                  PLEASE SEND ARTWORK AND URL TO (CHOOSE ONE):

            / / AOLARTWEST@aol.com             / / AOLARTEAST@aol.com

AOL reserves the right to immediately cancel any advertising flight in the event of a material change to the nature or content of the site linked to the
                                 Advertisement.


----------------------------------------------------------------------------------------------------------------
                          Advertising Purchase Summary
----------------------------------------------------------------------------------------------------------------
                                        TOTAL PRICE                  TOTAL IMPRESSIONS              CPM
                                     ------------------              -----------------            --------------
     AOL Networks                      SEE EXHIBIT C                   SEE EXHIBIT C
     AOL Affiliate
 Total Purchase Price
(Less Agency Discount)
                                     NET PURCHASE PRICE              TOTAL IMPRESSIONS

                                         $1,498,990                      54,537,400
                                     ------------------              -----------------            --------------


The products and/or services to be offered or promoted by Advertiser in the Advertisements are as follows: Gourmet foods and directly related products (the "Advertiser Products").

IMPRESSIONS COMMITMENT. In the event AOL delivers the impression commitment provided for hereunder prior to the Display Stop Date, AOL may, at its option, discontinue display at such earlier time. Any guarantees are to impressions (as measured by AOL in accordance with its standard methodologies and protocols), not "click-throughs." In the event there is (or will be in AOL's reasonable judgment) a shortfall in impressions as of the end of a display period (a "Shortfall"), such Shortfall shall not be considered a breach of the Agreement by AOL: instead, AOL will provide Advertiser, as its sole remedy, with "makegood" impressions (subject to availability) on the AOL Network which have a total value, based on AOL's then-current advertising rate card; equal to the value of the Shortfall. To the extent impressions commitments are identified without regard to specific placements, such placements will be as mutually agreed upon by AOL and Advertiser during the course of the display period. AOL reserves the reasonable right to alter Advertiser flight dates to accommodate trafficking needs or other operational needs. In such cases, AOL will make available to Advertiser reasonably equivalent flight(s).

NAVIGATION. Advertiser shall provide continuous navigational ability for AOL or users to return to an agreed-upon point on the AOL Network (for which AOL shall supply the proper address) from the Affiliated Advertiser Site (e.g., the point on the AOL Network from which the Affiliated Advertiser Site is linked), which, at AOL's option, may be satisfied through the use of a hybrid browser format. Advertiser will ensure that navigation back to the AOL Network, whether through a particular pointer or link, the "back" button on an Internet browser, the closing of an active window, or any other return mechanism, shall not be interrupted by Advertiser through the use of any intermediate screen or other device not specifically requested by the user, including without limitation through the use of any html popup window or any other similar device. Additionally, in cases where an AOL user performs a search for Advertiser or any Advertiser product through any search or navigational tool or mechanism that is accessible or available through the AOL Network (e.g., promotions, keyword search terms, or any other promotions or navigational tools), AOL shall have the right to direct such AOL user to the Affiliated Advertiser Site, or any other Advertiser site determined by AOL in its reasonable discretion.

STANDARD TERMS AND CONDITIONS. This Insertion Order incorporates by reference AOL's standard advertising terms and conditions (the "Standard Terms"), including terms related to advertising material, payment modifications, cancellation rights, usage data, limitations of liability, disclaimers, indemnifications, use of AOL member information and miscellaneous legal terms. Among other things, the Standard Terms provide AOL the right to cancel this Insertion Order on thirty days notice to Advertiser (or upon such shorter notice as may be designated by AOL in the event that AOL believes that further display of the Advertisement will expose AOL to liability or other adverse consequences), in which case Advertiser shall only be responsible for the pro-rata portion of payments attributable to the period preceding such termination. The Standard Ad Terms appear at keyword "Standard Ad Terms4" on the U.S. based America Online brand service and at"HTTP://mediaspace.aol. com/adterms4.html." A hard copy of the Standard Ad Terms will be provided to advertiser upon request. ADVERTISER ACKNOWLEDGES THAT IT HAS BEEN PROVIDED AN OPPORTUNITY TO REVIEW THE STANDARD TERMS AND AGREES TO BE BOUND BY THEM.

AUTHORIZED SIGNATURES
In order to bind the parties to this Insertion Order Agreement, their duly authorized representatives have signed their names below on the dates indicated. This Agreement (including (i) the Standard Terms, and (ii) the operational provisions on Exhibit B attached hereto; in each case, incorporated herein by reference and made a part hereof shall be binding on both parties when signed on behalf of each party and delivered to the other party (which delivery may be accomplished by facsimile transmission of the signature pages hereto).

AOL                                     ADVERTISER

By:                                     By:               /s/ William Cuff
   ---------------------------------       ------------------------------------
(signatures)                            (signatures)
Print Name:                             Print Name:             William Cuff
           -------------------------               ----------------------------
Title:                                  Title:            President
      ------------------------------          ---------------------------------
(Print or Type)                         (Print or Type)
         Date:                                   Date:          8/26/99
              ----------------------                 -------------------------

                                    EXHIBIT A
                                ADDITIONAL TERMS

1. PAYMENTS. Bank shall pay AOL a non-refundable guaranteed payment of One Million Four Hundred Ninety Eight Thousand Nine Hundred Ninety Dollars (US $1,498,990.00), payable as follows:

         (a) upon the execution date hereof, Three Hundred Seventy Six Thousand Nine Hundred Ninety Dollars (US $376,990.00); and
         (b) on each of the three (3) month, six (6) month, and nine (9) month anniversaries hereof three equal payments of Three Hundred Seventy Four Thousand Dollars (US $374,000.00)

2. CONTENT OF AFFILIATED SITE. The Advertisements will only promote the Advertiser Products. Additionally, the Affiliated Advertiser Site will only offer the Advertiser's Products and content related thereto (except to the extent otherwise mutually agreed upon by the parties). Advertiser will ensure that the prices, terms and conditions for the Products in the Affiliated Advertiser Site are generally no less favorable than the prices, terms and conditions on which the Products or substantially similar products are offered by or on behalf of Advertiser through any other distribution channels.

3. THIRD PARTY ADS WITHIN THE AFFILIATED ADVERTISER SITE. In the event that Advertiser intends to include third party advertisements, links, pointers, sponsorships, buttons, banners, navigation, or any other placements or promotions or similar services or rights ("Advertisements') on the Affiliated Advertiser Site, the parties shall establish a mutually agreed advertising program which shall expressly set forth the available advertising inventory available on the Affiliated Advertiser Site. In any event, (i) all sales of Advertisements by Advertiser on the Affiliated Advertiser Site will be subject to AOL's then-existing generally applicable advertising policies, and (ii) no Interactive Service (other than AOL or its affiliates) will be promoted in the Affiliated Advertiser Site.

4. SPECIAL OFFERS/MEMBER BENEFITS. Advertiser will generally promote through the Affiliated Advertiser Site any special or promotional offers made available by or on behalf of Advertiser through any other distribution channels. In addition, Advertiser shall promote through the Affiliated Advertiser Site from time to time, special offers exclusively available to AOL Users (the "AOL Special Offers"). AOL Special Offers made available by Advertiser shall provide a substantial benefit to AOL Users, either by virtue of a meaningful price discount, product enhancement, unique service benefit or other special feature. Advertiser will provide AOL with reasonable prior notice of AOL Special Offers so that AOL can market the availability of such AOL Special Offers in the manner AOL deems appropriate in its editorial discretion.

5.       CROSS PROMOTION.

         (a) ONLINE. Within Advertiser's web sites on the World Wide Web portion of the Internet (each an "Advertiser Web Site"), Advertiser shall include the following (collectively, the "AOL Promos"): a prominent promotional banner or button, with the size to be reasonably determined by Advertiser and appearing above or below the fold, at Advertisers option (provided that such promotion shall be at least as prominent as any other third party's promotion on such screen) on the first screen of the Advertiser Web Site, to promote such AOL products or services as AOL may designate (for example, the AOL Service, the CompuServe Service, the AOL.com-Registered Trademark-site, any of the Digital City services or the AOL Instant Messenger-TM-service). AOL will provide the creative content to be used in the AOL Promos (including designation of links from such content to other content pages). Advertiser shall post (or update, as the case may be) the creative content supplied by AOL within the spaces for the AOL Promos within five days of its receipt of such content from AOL. Without limiting any other reporting obligations of the Parties contained herein, Advertiser shall provide AOL with monthly written reports specifying the number of impressions to the pages containing the AOL Promos during the prior month. In the event that AOL elects to serve the AOL Promos to the Advertiser Web Site from an ad server controlled by AOL or its agent, Advertiser shall take all reasonable operational steps necessary to facilitate such ad serving arrangement including, without limitation, inserting HTML code designated by AOL on the pages of the Advertiser Web Site on which the AOL Promos will appear. In addition, within each Advertiser Web Site, Advertiser shall provide prominent promotion for the keywords granted to Advertiser hereunder (if any).

         (b) OFFLINE. In Advertiser's television, radio, print and "out of home" (e.g., buses and billboards) advertisements and in any publications, programs, features or other forms of media over which Advertiser exercises at least partial editorial control, Advertiser will use commercially reasonable efforts to include specific references or mentions (verbally where possible) of the availability of the Affiliated Advertiser Site through the AOL Service, which are at least as prominent as any references that Advertiser makes to any Advertiser Web Site (by way of site name, related company name, URL or otherwise); provided that AOL shall receive promotion of at least equal prominence to that for any other internet service provider or internet portal or other online service in such Advertiser out of home advertisements, publications, programs, features and other such media. Without limiting the generality of the foregoing, Advertiser's listing of the "URL" for any Advertiser Web Site will be accompanied by an equally prominent listing of the "keyword" term on AOL for the Affiliated Advertiser Site. Advertiser will not implement or authorize any promotion similar in any respect (including, without limitation, in scope, purpose, amount, prominence or regularity) to the promotion required or provided by Advertiser pursuant to this Agreement for any other entity reasonably construed to be competitive to AOL.

6.       SHOPPING CHANNEL PROVISIONS

         (a) AOL QUICK CHECKOUT AND AOL PRODUCT SEARCH. Advertiser will take all reasonable steps necessary to conform its promotion and sale of products through the Affiliated Advertiser Site to the then-existing commerce technologies made available to Advertiser by AOL, including without limitation AOL's "quick checkout" tool which allows AOL users to enter payment and shipping information which is then passed from AOL's centralized server unit to Advertiser for order fulfillment ("AOL Quick Checkout") and AOL's "product search" tool technology which allows AOL Users to run a customized search among Advertiser's detailed inventory data ("AOL Product Search"); provided however that in the event that Advertiser declines participation in these programs then AOL reserves the right to reduce or prohibit Advertiser's participation in any other incremental merchandising programs offered through the Shopping Channel. At Advertiser's request, AOL will make all reasonable efforts to provide the tools for the Advertiser (i) to enable the Affiliated Advertiser Site with the AOL Quick Checkout technology and functionality and (ii) to allow integration of Advertiser's detailed inventory data into AOL's Search Product database. Collection, storage and disclosure of AOL Quick Checkout information which Advertiser provides to AOL, will be subject to AOL's privacy policy and all confidentiality requirements hereunder. To the extent that the Affiliated Advertiser Site includes AOL's Quick Checkout, Advertiser will ensure that the AOL Quick Checkout is of equal placement and promotion prominence to other available payment options.

         (b) MERCHANT CERTIFICATION PROGRAM. Advertiser will participate in any generally applicable "Certified Merchant" program operated by AOL or its authorized agents or contractors. Such program may require Advertiser participants on an ongoing basis to meet certain reasonable standards relating to provision of electronic commerce through the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter and may also require the payment of certain reasonable certification fees to AOL or its authorized agents or contractors operating the program.

         (c) BIZRATE SURVEY. Advertiser agrees to (i) participate in the BizRate-Registered Trademark-Program, a service offered by Binary Compass Enterprises, Inc. (BCE), which provides opt-in satisfaction surveys to Users who purchase Products through Affiliated Advertiser Site, or such other provider of such services as AOL may designate or approve from time to time, and (ii) provide a link to BizRate's then-current standard survey forms, or such other survey forms offered by any other party that AOL may reasonably designate or approve from time to time. Advertiser's participation shall be based upon a separate written agreement which Advertiser will enter into with BCE, or other such party reasonably designated or approved by AOL. Advertiser hereby authorizes BCE to provide to AOL any and all reports provided to Advertiser by BCE, or other third party providing such services, and agrees to provide written notice of such authorization to BCE, or such other third party.

         (d) SPECIFIC CUSTOMER SERVICE REQUIREMENTS. It is the sole responsibility of Advertiser to provide customer service to persons or entities purchasing Products through the AOL Service, AOL.com, the CompuServe Service, the Netscape Netcenter or the AOL Network ("Customers"). Advertiser will bear full responsibility for all customer service, including without limitation, order processing, billing, fulfillment, shipment, collection and other customer service associated with any Products offered, sold or licensed through the Affiliated Advertiser Site, and AOL will have no obligations whatsoever with respect thereto. Affiliated Advertiser Site shall include clear and conspicuous disclosure of its customer service policies and a phone number and an email or street address at which customers may contact Advertiser. Advertiser shall provide a name of a customer service contact for use by AOL and a telephone number and email or street address to which AOL may forward or refer customer inquiries or complaints relating to Advertiser. Advertiser will receive all emails from Customers via a computer available to Advertiser's customer service staff and generally respond to such emails within one business day of receipt. Advertiser will receive all orders electronically and generally process all orders within one business day of receipt, provided Products ordered are not advance order items. Advertiser will ensure that all orders of Products are received, processed, fulfilled and delivered on a timely and professional basis. Advertiser will offer AOL Users who purchase Products through the Affiliated Advertiser Site a money-back satisfaction guarantee. Advertiser will bear all responsibility for compliance with federal, state and local laws in the event that Products are out of stock or are no longer available at the time an order is received. Advertiser will also comply with the requirements of any federal, state or local consumer protection or disclosure law. Payment for Products will be collected by Advertiser directly from customers. Advertiser's order fulfillment operation will be subject to AOL's reasonable review.

         (e) REPORTS TO AOL. Advertiser will provide AOL with reports, in a form reasonably satisfactory to AOL, which detail the number of daily items, orders and gross sales through the Advertiser Site, broken down by traffic from the relevant AOL property (such as the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter (as applicable)). Advertiser will use commercially reasonable efforts to deliver such reports to AOL monthly, and in any event will deliver such reports no less frequently than quarterly (broken down by month).

7. TAXES. Advertiser will collect and pay and indemnify and hold AOL harmless from, any sales, use, excise, import or export value added or similar tax or duty not based on AOL's net income, including any penalties and interest, as well as any costs associated with the collection or withholding thereof, including attorneys' fees.

8. TERM. The effective term hereof shall begin on the date hereof and end on the date which is one (1) year after such date (the "Initial Term"), unless otherwise terminated prior thereto.

                                    EXHIBIT B
                                   OPERATIONS

1. AFFILIATED ADVERTISER SITE INFRASTRUCTURE. Advertiser will be responsible for all communications, hosting and connectivity costs and expenses associated with the Affiliated Advertiser Site. Advertiser will provide all hardware, software, telecommunications lines and other infrastructure necessary to meet traffic demands on the Affiliated Advertiser Site from the AOL Network. Advertiser will design and implement the network between the AOL Service and Affiliated Advertiser Site such that (i) no single component failure will have a materially adverse impact on AOL Members seeking to reach the Affiliated Advertiser Site from the AOL Network and (ii) no single line will run at more than 70% average utilization for a 5 minute peak in a daily period. In this regard, Advertiser will provide AOL, upon request, with a detailed network diagram regarding the network infrastructure supporting the Affiliated Advertiser Site. In the event that Advertiser elects to create a custom version of the Affiliated Advertiser Site in order to comply with the terms of this Agreement, Advertiser will bear responsibility for all aspects of the implementation, management and cost of such customized site.

2. OPTIMIZATION; SPEED. Advertiser will use commercially reasonable efforts to ensure that: (a) the functionality and features within the Affiliated Advertiser Site are optimized for the client software then in use by AOL Members; and (b) the Affiliated Advertiser Site is designed and populated in a manner that minimizes delays when AOL Members attempt to access such site. At a minimum, Advertiser will ensure that the Affiliated Advertiser Site's data transfers initiate within fewer than fifteen (I 5) seconds on average. Prior to commercial launch of any material promotions described herein, Advertiser will permit AOL to conduct performance and load testing of the Affiliated Advertiser Site (in person or through remote communications), with such commercial launch not to commence until such time as AOL is reasonably satisfied with the results of any such testing.

3. USER INTERFACE. Advertiser will maintain a graphical user interface within the Affiliated Advertiser Site that is competitive in all material respects with interfaces of other similar sites based on similar form technology. AOL reserves the right to review and approve the user interface and site design prior to launch of the Promotions and to conduct focus group testing to assess compliance with respect to such consultation and with respect to Advertiser's compliance with the preceding sentence.

4. TECHNICAL PROBLEMS. Advertiser agrees to use commercially reasonable efforts to address material technical problems (over which Advertiser exercises control) affecting use by AOL Members of the Affiliated Advertiser Site (a "Advertiser Technical Problem") promptly following notice thereof. In the event that Advertiser is unable to promptly resolve a Advertiser Technical Problem following notice thereof from AOL (including, without limitation, infrastructure deficiencies producing user delays), AOL will have the right to regulate the promotions it provides to Advertiser hereunder until such time as Advertiser corrects the Advertiser Technical Problem at issue.

5. MONITORING. advertiser will ensure that the performance and availability of the Affiliated Advertiser Site is monitored on a continuous basis. Advertiser will provide AOL with contact information (including e-mail, phone, pager and fax information, as applicable, for both during and after business hours) for Advertiser's principal business and technical representatives, for use in cases when issues or problems arise with respect to the Affiliated Advertiser Site.

6. TELECOMMUNICATIONS. The Parties agree to explore encryption methodology to secure data communications between the Parties' data centers. The network between the Parties will be configured such that no single component failure will significantly impact AOL Users. The network will be sized such that no single line runs at more than 70% average utilization for a 5-minute peak in a daily period.

7. SECURITY. Advertiser will utilize Internet standard encryption technologies (e.g., Secure Socket Layer -- SSL) to provide a secure environment for conducting transactions and/or transferring private member information (e.g. credit card numbers, banking/financial information, and member address information) to and from the Affiliated Advertiser Site. Advertiser will facilitate periodic reviews of the Affiliated Advertiser Site by AOL in order to evaluate the security risks of such site. Advertiser will promptly remedy any security risks or breaches of security as may be identified by AOL's Operations Security team.

8.       TECHNICAL PERFORMANCE.

         i. Advertiser will design the Affiliated Advertiser Site to support the AOL-client embedded versions of the Microsoft Internet Explorer 3.0 and 4.0 browsers (Windows and Macintosh), the Macintosh version of the Microsoft Internet Explorer 3.0, and make commercially reasonable efforts to support all other AOL browsers listed at:
                  "http://webmaster.info.aol.com/BrowTable.html."

         ii. To the extent Advertiser creates customized pages on the Affiliated Advertiser Site for AOL Members, Advertiser will configure the server from which it serves the site to examine the HTTP User-Agent field in order to identify the "AOL Member-Agents" listed at: "http://webmaster. info.aol.com/Brow2Text.html."

         iii. Advertiser will periodically review the technical information made available by AOL at http://Webmaster.info.aol.com.

         iv. Advertiser will design its site to support HTTP 1.0 or later protocol as defined in RFC 1945 and to adhere to AOL's parameters for refreshing cached information listed at http://twebmaster.info.aol.com.

         v. Prior to releasing material, new functionality or features through the Affiliated Advertiser Site ("New Functionality"), Advertiser will use commercially reasonable efforts to either
                  (i) test the New Functionality to confirm its compatibility with AOL Service client software or (ii) provide AOL with written notice of the New Functionality so that AOL can perform tests of the New Functionality to confirm its compatibility with the AOL Service client software.

9. AOL INTERNET SERVICES ADVERTISER SUPPORT. AOL will provide Advertiser with access to the standard online resources, standards and guidelines documentation, technical phone support, monitoring and after-hours assistance that AOL makes generally available to similarly situated web-based partners. AOL support will not, in any case, be involved with content creation on behalf of Advertiser or support for any technologies, databases, software or other applications which are not supported by AOL or are related to any Advertiser area other than the Affiliated Advertiser Site. Support to be provided by AOL is contingent on Advertiser providing to AOL demo account information (where applicable), a detailed description of the Affiliated Advertiser Site's software, hardware and network architecture and access to the Affiliated Advertiser Site for purposes of such performance and load testing as AOL elects to conduct.



GreatFood.com                                                                                Exhibit C
                                                                                           Carriage Plan

                                                                                        TARGET IMPRESSIONS
                                                                                  --------------------------------

SHOP@AOL* (LEVEL 1)                                                                                     7,457,400
Food ^& Wine
Gourmet Gifts:  GOLD
Gifts Department:  GOLD


TARGETED INVENTORY (AOL SERVICE) (LEVEL 2)                                                              4,810,000
300 Recipes to the Recipe Database
On The Menu Today Ticker*
Food--Holidays Sponsorship Button
Food--Holidays Banner
Food--Party Food Sponsorship Button
Food--Party Food Banner
Food--Food for Presents Sponsorship Button
Food--Food for Presents Banner
Food:  Run of Channel


BRANDING AND BROAD REACH INVENTORY (LEVEL 3)                                                           42,270,000
AOL Service ROS
My AOL (AOL Service)
AIM
AOL.com ROS
Digital City ROS
CompuServe ROS


Total                                                                                                  54,537,400
                                                                                  --------------------------------
* Shop@AOL Year 1=10 months from commercial launch of
shopping channel



TIER EXCHANGE. Advertiser may elect to redistribute Promotions among Level 1, Level 2, and Level 3 at the applicable ratios of numbers of Impressions in accordance with the relative then standard rate cards for such inventory. All redistribution of Advertiser Promotions shall be subject to availability, as determined by AOL, and subject to all the terms and conditions hereof. In no event may Advertiser exchange Level 2 or Level 3 Impressions for Level 1 Impressions, without written consent of AOL. Impressions may be exchanged in blocks of a minimum of 1 00,000 Impressions. Requests by Advertiser to redistribute Impressions may be placed no more frequently than once per quarter, unless otherwise mutually agreed by the parties. For any Advertiser Promotion which Advertiser decides to reallocate the associated Impressions to other promotional or sponsorship areas, AOL shall have the right to resell such original inventory to any party. For any reallocation of Impressions between or among Levels which Advertiser chooses to make pursuant hereto, Advertiser agrees and acknowledges that the reallocated Impressions may be delivered differently than as originally described herein.

KEYWORDS. Advertiser shall, subject to all Keyword and other applicable policies of AOL, receive the following Keywords: "GreatFood", "Great Food" and "Great Foods". Advertiser hereby represents and warrants that Advertiser has all consents, authorizations, approvals, licenses, permits or other rights necessary for Advertiser to use such above specified Keywords. For purposes hereof, the term "Keyword" shall mean the Keyword-TM- online search terms made available on the AOL Service, available to AOL Members, combining AOL's Keyword-TM- online search modifier with a term or phrase specifically related to Advertiser (and determined in accordance with the terms of this Agreement). Any Keyword to be directed to the Affiliated Advertiser Site shall be limited to the combination of the Keyword-TM- search modifier combined with a registered trademark of Advertiser (e.g. "AOL keyword: XYZ Company Name"). AOL reserves the right to revoke at any time Advertiser's use of any Keyword which do not incorporate registered trademarks of Advertiser. Advertiser acknowledges that its utilization of a Keyword will not create in it, nor will it represent it has, any right, title or interest in or to such Keyword, other than the right, title and interest Advertiser holds in Advertiser's registered trademark independent of the Keyword. Without limiting the generality of the foregoing, Advertiser will not: (a) attempt to register or otherwise obtain trademark or copyright protection in the Keyword; or (b) use the Keyword, except for the purposes expressly required or permitted under this Agreement. To the extent AOL allows AOL Users to "bookmark" the URL or other locator for the Affiliated Advertiser Site, such bookmarks will be subject to AOL's control at all times. Upon the termination of this Agreement, Advertiser's rights to any Keyword and bookmarking will terminate. Notwithstanding the foregoing, AOL shall have the right to suspend the use of any search term if AOL has reason to believe continued use may subject AOL to liability or other adverse consequences.